Exhibit 1.2

Executed Version

CHUBB INA HOLDINGS LLC

(a Delaware limited liability company)

Debt Securities

Unconditionally Guaranteed as to Payment of

Principal, Premium, if any, and Interest by

CHUBB LIMITED

TERMS AGREEMENT

July 29, 2024

To:	CHUBB INA HOLDINGS LLC

436 Walnut Street,

Philadelphia, PA 19106

CHUBB LIMITED

Bärengasse 32,

CH-8001 Zurich, Switzerland

Ladies and Gentlemen:

We understand that Chubb INA Holdings LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell $700,000,000 aggregate principal amount of its senior debt securities due 2029 (the “Underwritten 2029 Securities”) and $600,000,000 aggregate principal amount of its senior debt securities due 2034 (the “Underwritten 2034 Securities” and, together with the Underwritten 2029 Securities, the “Underwritten Securities”), which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Chubb Limited, a Swiss company. The Underwritten 2034 Securities will constitute a further issuance of, and will be consolidated and form a single series with, the 5.000% Senior Notes due 2034 of which $1,000,000,000 aggregate principal amount was issued by the Company on March 7, 2024 (the “Existing Underwritten 2034 Securities”). The terms of the Underwritten 2034 Securities, other than their issue date and issue price, will be identical to the terms of the Existing Underwritten 2034 Securities. Upon settlement, the Underwritten 2034 Securities will have the same CUSIP number as, and will trade interchangeably with, the Existing Underwritten 2034 Securities. Immediately after giving effect to the issuance of the Underwritten 2034 Notes, the Company will have $1,600,000,000 aggregate principal amount of 5.000% Senior Notes due 2034 outstanding. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

With Respect to the Underwritten 2029 Securities

Underwriter	Aggregate Principal Amount of Underwritten 2029 Securities
Wells Fargo Securities, LLC	$112,000,000
Barclays Capital Inc.	$112,000,000
Citigroup Global Markets Inc.	$112,000,000
Goldman Sachs & Co. LLC	$56,000,000
HSBC Securities (USA) Inc.	$56,000,000
RBC Capital Markets, LLC	$56,000,000
UBS Securities LLC	$56,000,000
ANZ Securities, Inc.	$28,000,000
BNP Paribas Securities Corp.	$28,000,000
MUFG Securities Americas Inc.	$28,000,000
BofA Securities, Inc.	$7,000,000
BNY Mellon Capital Markets, LLC	$7,000,000
Drexel Hamilton, LLC	$7,000,000
ING Financial Markets LLC	$7,000,000
J.P. Morgan Securities LLC	$7,000,000
PNC Capital Markets LLC	$7,000,000
Scotia Capital (USA) Inc.	$7,000,000
Standard Chartered Bank	$7,000,000

Total:	$700,000,000

The Underwritten 2029 Securities shall have the following terms:

Title:	4.650% Senior Notes due 2029

Rank:	Senior Debt

Ratings (Moody’s / S&P / Fitch):

Aggregate principal amount:	$700,000,000

Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Currency of payment:	United States Dollars

Interest rate or formula:	4.650% per annum

Interest payment dates:	Each February 15 and August 15, beginning February 15, 2025 (long first interest period)

Regular record dates:	Each February 1 and August 1

Stated maturity date:	August 15, 2029

Optional redemption provisions:

As described in the Company’s Preliminary Prospectus Supplement dated July 29, 2024 to the Prospectus dated October 6, 2021,

•  Make-Whole Call prior to July 15, 2029 (T + 15 bps)

•  Par Call on or after July 15, 2029

Sinking fund requirements:	None

Conversion or exchange provisions:	None

Listing requirements:	None

Black-out provisions:	None

Fixed or Variable Price Offering:	Fixed Price Offering

Initial public offering price:	99.904% of the principal amount, plus accrued interest, if any, from, and including, July 31, 2024, if settlement occurs after that date

Purchase price:	99.554% of the principal amount, plus accrued interest, if any, from July 31, 2024, if settlement occurs after that date

Form:	Global certificates representing the Underwritten 2029 Securities registered in the name of Cede & Co., as nominee of The Depository Trust Company

Applicable Time:	4:15 P.M. New York City time

Other terms and conditions:	The Underwritten 2029 Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (the “Bank of New York Mellon”, formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (as supplemented by the First Supplemental Indenture, dated as of March 13, 2013, and as may be further amended or supplemented from time to time (including by any supplement which may be entered into in connection with the issuance of the Underwritten 2029 Securities), the “Senior Indenture”). For purposes of the Underwritten 2029 Securities, all references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.

Settlement date:	T+2 (July 31, 2024)

Closing date and location:	July 31, 2024; Simpson Thacher & Bartlett LLP, 900 G Street NW, Washington, D.C. 20001

With Respect to the Underwritten 2034 Securities

Underwriter	Aggregate Principal Amount of Underwritten 2034 Securities
Wells Fargo Securities, LLC	$96,000,000
Barclays Capital Inc.	$96,000,000
Citigroup Global Markets Inc.	$96,000,000
Goldman Sachs & Co. LLC	$48,000,000
HSBC Securities (USA) Inc.	$48,000,000
RBC Capital Markets, LLC	$48,000,000

Underwriter	Aggregate Principal Amount of Underwritten 2034 Securities
UBS Securities LLC	$48,000,000
ANZ Securities, Inc.	$24,000,000
BNP Paribas Securities Corp.	$24,000,000
MUFG Securities Americas Inc.	$24,000,000
BofA Securities, Inc.	$6,000,000
BNY Mellon Capital Markets, LLC	$6,000,000
Drexel Hamilton, LLC	$6,000,000
ING Financial Markets LLC	$6,000,000
J.P. Morgan Securities LLC	$6,000,000
PNC Capital Markets LLC	$6,000,000
Scotia Capital (USA) Inc.	$6,000,000
Standard Chartered Bank	$6,000,000

Total:	$600,000,000

The Underwritten 2034 Securities shall have the following terms:

Title:	5.000% Senior Notes due 2034

Rank:	Senior Debt

Ratings (Moody’s / S&P / Fitch):

Aggregate principal amount:	$600,000,000. The Underwritten 2034 Securities will constitute a further issuance of, and will be consolidated and form a single series with, the Existing Underwritten 2034 Securities. The terms of the Underwritten 2034 Securities offered hereby, other than their issue date and issue price, will be identical to the terms of the Existing Underwritten 2034 Securities. Upon settlement, the Underwritten 2034 Securities will have the same CUSIP number as, and will trade interchangeably with, the Existing Underwritten 2034 Securities. Immediately after giving effect to the issuance of the Underwritten 2034 Securities offered hereby the Company will have $1,600,000,000 aggregate principal amount of 5.000% Senior Notes due 2034 outstanding.

Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Currency of payment:	United States Dollars

Interest rate or formula:	5.000% per annum

Interest payment dates:	Each March 15 and September 15, beginning September 15, 2024

Regular record dates:	Each March 1 and September 1

Stated maturity date:	March 15, 2034

Optional redemption provisions:

As described in the Company’s Preliminary Prospectus Supplement dated July 29, 2024 to the Prospectus dated October 6, 2021,

•  Make-Whole Call prior to December 15, 2033 (T + 15 bps)

•  Par Call on or after December 15, 2033

Sinking fund requirements:	None

Conversion or exchange provisions:	None

Listing requirements:	None

Black-out provisions:	None

Fixed or Variable Price Offering:	Fixed Price Offering

Initial public offering price:	100.281% of the principal amount, plus accrued interest on the Underwritten 2034 Securities from, and including, March 7, 2024

Accrued interest payable to the Company:	$12,000,000 accrued interest from, and including, March 7, 2024, to, but excluding, the issue date of the Underwritten 2034 Securities

Purchase price:	99.831% of the principal amount, plus accrued interest from, and including, March 7, 2024 to, but excluding, the issue date of the Underwritten 2034 Securities in the aggregate amount of $12,000,000

Form:	Global certificates representing the Underwritten Securities registered in the name of Cede & Co., as nominee of The Depository Trust Company

Applicable Time:	4:15 P.M. New York City time

Other terms and conditions:	The Underwritten 2034 Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (the “Bank of New York Mellon”, formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (as supplemented by the First Supplemental Indenture, dated as of March 13, 2013, and as may be further amended or supplemented from time to time (including by any supplement which may be entered into in connection with the issuance of the Underwritten 2034 Securities), the “Senior Indenture”). For purposes of the Underwritten 2034 Securities, all references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.

Settlement date:	T+2 (July 31, 2024)

Closing date and location:	July 31, 2024; Simpson Thacher & Bartlett LLP, 900 G Street NW, Washington, D.C. 20001

Notices: Notice to the Underwriters shall be directed to the following, as Representatives, as follows:

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

Attention: Syndicate Registration

Fax: (646) 834-8133

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Email: TEG.NewYork@citi.com

All of the provisions contained in the document attached as Annex I hereto entitled “CHUBB INA HOLDINGS LLC (a Delaware limited liability company) – Senior and Subordinated Debt Securities – Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by CHUBB LIMITED – UNDERWRITING AGREEMENT” (the “Underwriting Agreement”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York in any action, suit or proceeding arising out of or relating to this Terms Agreement or the transactions contemplated hereby or thereby to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action, suit or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action, suit or proceeding. Each of the Company and the Guarantor irrevocably appoints Chubb Group Holdings Inc., 550 Madison Avenue, New York, New York 10022, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the

Company or the Guarantor by the person serving the same to the address provided in Section 11 of the Underwriting Agreement, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such action, suit or proceeding. Each of the Company and the Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Terms Agreement.

This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Terms Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Please accept this offer no later than 4:15 P.M. (New York City time) on July 29, 2024 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

[The remainder of this page intentionally left blank.]

Very truly yours,

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

Barclays Capital Inc.

By:	/s/ Tom McIntosh
Name: Tom McIntosh
Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

Acting on behalf of themselves and as Representatives of the other named Underwriters.

[Signature Page to Terms Agreement]

Accepted:

CHUBB INA HOLDINGS LLC

By:	/s/ Drew K. Spitzer
Name: Drew K. Spitzer
Title: Treasurer

CHUBB LIMITED

By:	/s/ Samantha Froud
Name: Samantha Froud
Title: Chief Administration Officer – Bermuda

[Signature Page to Terms Agreement]

Schedule I

ISSUER FREE WRITING PROSPECTUS(ES)

Final Term Sheet dated July 29, 2024 (attached hereto as Schedule II)

Schedule II

Pricing Term Sheet

Supplementing the Preliminary Prospectus	Filed Pursuant to Rule 433
Supplement dated July 29, 2024	Registration Statement No. 333-260091
(To Prospectus dated October 6, 2021)	and 333-260091-03

$1,300,000,000

Chubb INA Holdings LLC

$700,000,000 4.650% Senior Notes due 2029

$600,000,000 5.000% Senior Notes due 2034

Each Fully and Unconditionally Guaranteed by

Chubb Limited

Pricing Term Sheet

July 29, 2024

Issuer:	Chubb INA Holdings LLC

Guarantor:	Chubb Limited

Ratings (Moody’s / S&P / Fitch)(1):

Offering Format:	SEC Registered

Security Type:	Senior Unsecured Notes

Description of Securities:	4.650% Senior Notes due 2029 (the “2029 Notes) and 5.000% Senior Notes due 2034 (the “2034 Notes” and, together with the 2029 Notes, the “Notes”). The 2034 Notes will constitute a further issuance, and will be consolidated and form a single series with, of the 5.000% Senior Notes due 2034, of which $1,000,000,000 aggregate principal amount was issued by the Issuer on March 7, 2024 (the “Existing 2034 Notes”). The terms of the 2034 Notes, other than their issue date and issue price, will be identical to the terms of the Existing 2034 Notes. Upon settlement, the 2034 Notes will have the same CUSIP number as, and will trade interchangeably with, the Existing 2034 Notes. Immediately after giving effect to the issuance of the 2034 Notes offered hereby, the Issuer will have $1,600,000,000 aggregate principal amount of 5.000% Senior Notes due 2034 outstanding.

Pricing Date:	July 29, 2024

Settlement Date(2):	July 31, 2024 (T+2)

Maturity Date:	2029 Notes: August 15, 2029 2034 Notes: March 15, 2034

Aggregate Principal Amount:

2029 Notes: $700,000,000

2034 Notes: $600,000,000. Immediately after giving effect to the issuance of the 2034 Notes offered hereby, the Issuer will have $1,600,000,000 aggregate principal amount of 5.000% Senior Notes due 2034 outstanding.

Public Offering Price:

2029 Notes: 99.904% of the principal amount, plus accrued interest from, and including, July 31, 2024, if settlement occurs after that date

2034 Notes: 100.281% of the principal amount, plus accrued interest on the 2034 Notes from, and including, March 7, 2024

Accrued Interest on the 2034 Notes Payable to the Issuer:	$12,000,000 accrued interest from, and including, March 7, 2024, to, but excluding, the issue date of the 2034 Notes (which is expected to be July 31, 2024)

Coupon (Interest Rate):	2029 Notes: 4.650% 2034 Notes: 5.000%

Interest Payment Dates:	2029 Notes: Semi-annually on February 15 and August 15, commencing February 15, 2025 (long first interest period) 2034 Notes: Semi-annually on March 15 and September 15, commencing September 15, 2024

Benchmark Treasury:	2029 Notes: UST 4.000% due July 31, 2029 2034 Notes: UST 4.375% due May 15, 2034

Benchmark Treasury Price / Yield:	2029 Notes: 99-213⁄4 / 4.071% 2034 Notes: 101-17 / 4.182%

Spread to Benchmark Treasury:	2029 Notes: +60 basis points 2034 Notes: +78 basis points

Yield to Maturity:	2029 Notes: 4.671% 2034 Notes: 4.962%

Optional Redemption:	In each case, as described in the Preliminary Prospectus Supplement

	2029 Notes	•	Make-Whole Call prior to July 15, 2029 (T + 15 basis points)

		•	Par Call on or after July 15, 2029

	2034 Notes	•	Make-Whole Call prior to December 15, 2033 (T + 15 basis points)

		•	Par Call on or after December 15, 2033

CUSIP/ISIN:	2029 Notes: 171239AL0 / US171239AL07 2034 Notes: 171239AK2 / US171239AK24

Joint Book-Running Managers:	Wells Fargo Securities, LLC Barclays Capital Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc. RBC Capital Markets, LLC UBS Securities LLC

Co-Managers:

ANZ Securities, Inc.

BNP Paribas Securities Corp.

MUFG Securities Americas Inc.

BofA Securities, Inc.

BNY Mellon Capital Markets, LLC

Drexel Hamilton, LLC

ING Financial Markets LLC

J.P. Morgan Securities LLC

PNC Capital Markets LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

(1)

Note: A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. Each rating is subject to revision or withdrawal at any time by the assigning rating organization.

(2)

It is expected that delivery of the notes will be made against payment therefor on or about July 31, 2024, which is the second business day following the date hereof. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the first business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their own advisors.

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer or the guarantor has filed with the SEC for more complete information about the issuer, the guarantor and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in these offerings will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC at 1-800-645-3751, Barclays Capital Inc. at 1-888-603-5847 and Citigroup Global Markets Inc. at 1-800-831-9146.

This Pricing Term Sheet is not a prospectus for the purposes of Regulation (EU) 2017/1129, including as the same forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.

No PRIIPs or UK PRIIPs KID – No PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or UK.

In the UK, this Pricing Term Sheet and any other document or materials relating to the issue of the Notes offered hereby is being distributed only to and is directed only at: (i) persons who are “investment professionals” falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth companies, unincorporated associations and other bodies within the categories described in Article 49(2)(a) to (d) of the Order and (iii) any other persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”)) in connection with the issue or sale of the Notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any person who is not a relevant person should not act or rely on this Pricing Term Sheet or any of its contents. Any investment or investment activity to which this Pricing Term Sheet relates is available only to relevant persons and will be engaged in only with relevant persons.

Any disclaimers or notices that may appear on this Pricing Term Sheet below the text of this legend are not applicable to this Pricing Term Sheet and should be disregarded. Such disclaimers may have been electronically generated as a result of this Pricing Term Sheet being sent via, or posted on, Bloomberg or another electronic mail system.

Annex I

UNDERWRITING AGREEMENT

[Intentionally omitted]